                                                                     Exhibit 5.2

                [LETTERHEAD OF HOLLAND & HART LLP APPEARS HERE]




                                  May 13, 1999


Board of Directors
CH2M HILL Companies, Ltd.
6060 S. Willow Drive
Englewood, CO  80111-5142

         Re: CH2M HILL Retirement and Tax-Deferred Savings Plan

Members of the Board:

         On April 14, 1997, the Internal Revenue Service issued a favorable determination letter confirming that the CH2M HILL Retirement and Tax-Deferred Savings Plan (the "Plan") was qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. A copy of that letter is attached. Since the issuance of that favorable determination letter, the Plan has been amended. CH2M HILL Companies, Ltd. (the "Company") intends to amend and restate the Plan during the current year. The Company intends to file a timely application for a determination letter from the Internal Revenue Service with respect to the amended and restated Plan and to make any technical changes in the Plan required by the Internal Revenue Service as a prerequisite to the issuance of a favorable determination letter with respect to the amended and restated Plan. Based on these facts and our knowledge of the Plan, we believe that the Internal Revenue Service will issue a favorable determination letter confirming that the amended and restated Plan remains qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement No. 333-74427 and with the securities law administrators of each state in which registration or qualification of the securities offered pursuant to said Registration Statement is sought.


                                             Sincerely,

                                             /s/ Alan Poe

                                             Alan Poe
                                             of Holland & Hart LLP



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                                                      DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX 75242
                                        Employer Identification Number:
                                            93-0549963
Date: APR 14 1997                       File Folder Number:
                                            840019420
                                        Person to Contact:
CH2M HILL COMPANIES LTD                     CUSTOMER SERVICE DIVISION
PO BOX 22508                            Contact Telephone Number:
DENVER, CO 80222-0508                       (800) 829-1040
                                        Plan Name:
                                         CH2M HILL RETIREMENT AND
                                         TAX-DEFERRED SAVINGS PLAN
                                        Plan Number: 004



Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for the plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) dated on DECEMBER 16, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4) -1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.601(a)(4) -4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of

                                                              Letter 835 (DO/CG)
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                                     -2-

CH2M HILL COMPANIES LTD

section 410(b) of the Code.

     Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

     The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                        Sincerely yours,

                                        /s/ Bobby E. Scott

                                        Bobby E. Scott
                                        District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans

                                                              Letter 835 (DO/CG)